UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, Artiva Biotherapeutics, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Thad Huston as the Company's Chief Financial Officer. As such, Mr. Huston will serve as the Company's principal financial officer and principal accounting officer. Mr. Huston's appointment was effective February 18, 2026 (the “Effective Date”).

Mr. Huston, age 56, has more than 30 years of global leadership experience spanning finance, commercial strategy, business development and operations across public companies in pharmaceuticals, biotechnology and medical devices. Most recently, he served as chief financial officer and chief operating officer at Galapagos NV, a global biotechnology company, from July 2023 until August 2025, where he led finance, commercial, operations, quality, IT and business development through the company’s strategic transition to an oncology-focused cell therapy organization. Previously, he was Vice President of Finance and IT at Kite Pharma, a Gilead Company, from June 2021 until July 2023, where he drove strategic planning and operational initiatives to support growth and profitability as Senior Vice President, Finance and Corporate Operations. He previously served as Chief Financial Officer at LivaNova PLC, a medical device company, and held senior leadership roles at Johnson & Johnson, including group chief financial officer responsibilities in medical devices and finance leadership roles across international markets. Mr. Huston holds a B.S. in finance from Pennsylvania State University and is a certified management accountant.

In connection with Mr. Huston's appointment, the Company entered into an offer letter with Mr. Huston (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Huston will receive an annual base salary of $540,000 and will be eligible for a discretionary annual cash bonus with a target of 40% of Mr. Huston’s base salary during the bonus year (the “Target Amount”), which for 2026 will be calculated as if his employment commenced on January 1, 2026. Also pursuant to the Employment Agreement, Hr. Huston will be granted as an inducement award 220,000 restricted stock units (the “RSUs”) under the Company's 2025 Inducement Plan (the “Plan”). The RSUs will be granted effective immediately following, and contingent on, the filing of a registration statement on Form S-8 to register the shares issuable under the Plan, and they will vest over a four-year period, with 25% vesting on February 15, 2027, and the remaining 75% vesting in 12 equal quarterly installments over the three-year period thereafter, subject to Mr. Huston’s continued employment. The RSUs are being granted to Mr. Huston pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) and the Plan as an inducement material to Mr. Huston entering into employment with the Company. The RSUs are subject to such other terms and conditions as are specified in the Form of RSU Agreement, a copy of which will be filed by the Company with the Securities and Exchange Commission (“SEC”).

Pursuant to the terms of the Employment Agreement, Mr. Huston’s employment is at will and may be terminated at any time by the Company or Mr. Huston. If Mr. Huston’s employment is terminated by the Company without Cause (as defined in the Plan) or if Mr. Huston resigns for Good Reason (as defined in the Plan), then Mr. Huston would be eligible to receive the following severance benefits, less applicable tax withholdings and deductions (the “Non-CIC Severance Benefits”):

•
payment of his then-current base salary in accordance with normal payroll procedures for a period of nine months (or, if his termination date is within six months of his start date, payment of his then-current base salary for a period of three months);
•
payment or reimbursement of continued health coverage for Mr. Huston and his dependents under COBRA for up to nine months; and
•
an additional three months of accelerated vesting in Company equity awards.

Under the Employment Agreement, if Mr. Huston’s employment is terminated by the Company without Cause or if Mr. Huston resigns for Good Reason, in either case during the period beginning three months before and ending 12 months after a Change of Control (as defined in the Plan), then Mr. Huston would be entitled to the following severance benefits, less applicable tax withholdings and deductions (the “CIC Severance Benefits,” together with the Non-CIC Severance Benefits, the “Severance Benefits”):

•
payment of his then-current base salary in accordance with normal payroll procedures for twelve months;
•
payment or reimbursement of continued health coverage for Mr. Huston and his dependents under COBRA for up to twelve months;
•
payment of his full target bonus for the fiscal year in which the termination occurs; and
•
effective as of the later of the termination date or the effective date of the Change of Control, the vesting and exercisability of all outstanding equity awards held by Mr. Huston that are subject only to time-based vesting requirements (if any) will be accelerated in full.

Payment of the Severance Benefits is subject to Mr. Huston signing and delivering to the Company a separation agreement containing a general release of claims in favor of the Company. Under the Employment Agreement, if Mr. Huston’s employment is terminated for Cause or Mr. Huston resigns without Good Reason, Mr. Huston will not receive any Severance Benefits.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed by the Company with the SEC.

Mr. Huston has also entered into the Company’s standard form of Indemnity Agreement for officers of the Company, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 28, 2024.

There are no arrangements or understandings between Mr. Huston and any other person pursuant to which he was selected as Chief Financial Officer. In addition, there are no transactions in which Mr. Huston has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
President and Chief Executive Officer

Dated: February 24, 2026